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EXHIBIT 10.1







November 7, 2007

BINDING TERM SHEET FOR PURCHASE AGREEMENT
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TO:      RON BARONE
         1463 Minnesota Avenue
         San Jose, CA  95125

This binding Term Sheet is made by and between Ron Barone, an individual and owner of the 29 East Main Cafe ("Barone") and Smoky Market Food, Inc., a Nevada corporation ("Company").

Barone agrees to sell and the Company agrees to purchase all rights to the equipment, leasehold improvements, and existing lease with minimum five-year option extension (collectively the "Assets") for the restaurant located at 29 E. Main, Los Gatos, CA. The agreed purchased price for the Assets is $150,000, which is to be paid in the forms of cash and restricted shares of common stock of the Company as follows:

         o        $5,000 to be paid upon execution of this binding Term Sheet.

         o $40,000 to be paid from proceeds of the Company's private stock offering, but not later than 60 days from the date of this Term Sheet.

         o $25,000 to be paid within 30 days following the opening of the restaurant by the Company, but not later than 120 days from the date of this Term Sheet.

         o $80,000 to be paid by the issuance of 228,571 shares of restricted common stock (the "Shares"). The Company agrees to indemnify Barone from any loss of the principal selling price by a repurchase guarantee to remain in force for 12 months, meaning that should the Shares not be worth a minimum of $80,000 at the end of 12 months, then the Company would (at Barone's option) repurchase the Shares for $80,000 plus accrued interest at 9% from the date the agreement was executed.

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Page Two
November 7, 2007




         In connection with the issuance of the Shares, Barone agrees to provide certain consulting services to the Company for 12 months from the date of the purchase agreement, which services shall include:

         o Consulting to the remodeling of the restaurant by i) arranging required permits and ii) arranging for qualified contractors for specific construction.
         o        Consulting to menu applications for new items.
         o        Consulting to local advertising and promotional programs.


ACCEPTED BY: /s/ Edward Feintech                    DATE: November 7, 2007
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             Edward Feintech, CEO

             /s/ Ron Barone                         DATE: November 7, 2007
             -----------------------------
             Ron Barone, Owner